EXHIBIT 99.8

[LOGO]	SPACEHAB, Inc. 601 13th Street NW, Suite 900 South Washington, DC 20005 1.202.488.3500 fax: 1.202.488.3100 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB REPORTS FINANCIAL RESULTS FOR FISCAL YEAR 2003

Highlights

•	Annual revenues reported of $95.0 million despite Shuttle delays

•	Consolidated Company backlog of $170 million as of June 30, 2003

•	Cash plus short-term investments at year end of $15.3 million

•	Fiscal 2003 results include a non-recurring, non-cash charge of $50.3 million associated with the loss of SPACEHAB’s Research Double Module

•	Fiscal 2003 results include the write-down of certain Company assets and goodwill adjustments

Washington, D.C., August 28, 2003 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, today announced financial results for the Company’s fourth quarter and the 2003 fiscal year ended June 30, 2003.

Fourth Quarter Results

Revenues for the fourth fiscal quarter of 2003 declined to $13.7 million from $28.0 million for fourth quarter of 2002. The Company reported a net loss of $20.1 million, or ($1.63) per basic and diluted share, compared to a net loss of $0.2 million, or ($0.02) per basic and diluted share for the same period a year ago. Excluding a non-cash charge of $16.1 million to write-down certain assets under development that are no longer being funded due to uncertainties in human space flight programs, SPACEHAB’s adjusted net loss was $4.0 million. Fourth quarter results were impacted by a shift in the business mix including lower value of missions under contract, reduced operations associated with NASA’s grounding of the Space Shuttle, and the previously announced completion of a SPACEHAB Government Services support contract at the Johnson Space Center. These declines were partially offset by higher revenue within the Company’s Astrotech Space Operations business unit.

SPACEHAB reported a fourth quarter loss from operations of $18.6 million compared to $0.1 million income from operations in the same period last fiscal year. Excluding the previously mentioned asset write-down, the Company’s adjusted loss from operations was $2.5 million. As a result of management’s continuing cost reduction efforts and elimination of non-core operating expenses, fourth quarter selling, general, and administrative and research and development expenses declined $0.1 million to $3.9 million. Fourth quarter fiscal year 2003 EBITDA (earnings before interest, taxes, depreciation, amortization, and other non-cash charges) was ($0.9) million compared to $3.9 million last year.

Year End Results

Fiscal year revenues decreased to $95.0 million for the year ended June 30, 2003, compared to $102.8 million for the year ended June 30, 2002. The Company reported a net loss for the year of $81.8 million, or ($6.66) per basic and diluted share, compared to a net loss of $2.4 million, or ($0.20) per basic and diluted share, for the prior fiscal year. Excluding non-cash charges totaling $78.3 million, the Company’s adjusted net loss was $3.4 million.

Selling, general, and administrative and research and development expenses for the year ended June 30, 2003 declined $5.9 million to $13.2 million, compared to $19.1 million for the year ended June 30, 2002. Previous fiscal year operating expenses included $2.7 million in non-core operating expenses and $3.2 million of operating expenses eliminated in fiscal year 2003. Non-core operating expenses eliminated in fiscal 2003 include bid and proposal costs incurred in connection with a NASA procurement at the Marshall Space Flight Center and further reductions in Space Media, Inc.’s operations. EBITDA for the year ended June 30, 2003 was $11.9 million, compared to $14.6 million for the year ended June 30, 2002.

Fiscal 2003 results were impacted by the aforementioned Space Shuttle mission delays and the completion of a contract. SPACEHAB previously announced the loss of its Research Double Module (RDM) on the STS-107 Space Shuttle mission and recorded a one-time charge of $50.3 million during the third quarter. Additionally, the Company previously reported an impairment of $11.9 million of its goodwill associated with its Johnson Engineering business unit, now known as SPACEHAB Government Services. In the fourth quarter, the Company recorded a write-down of $16.1 million for certain assets under development that are no longer being funded due to uncertainties in human space flight programs. These non-cash charges recorded in the third and fourth quarters of the fiscal year totaled $78.3 million.

SPACEHAB reported a loss from operations of $75.4 million for the year ended June 30, 2003. Excluding these charges referred to above, SPACEHAB’s adjusted income from operations was $3.0 million for the year.

Liquidity

The combined cash, cash equivalents, and short-term investments at June 30, 2003 were $15.3 million. As previously disclosed, the Company received $17.7 million from the proceeds of its commercial insurance policy following the loss of the RDM in the third quarter. During the fourth quarter, SPACEHAB repaid $0.5 million of debt obligations and repaid $6.3 million of debt for the fiscal year.

“We have sufficient cash to fund our ongoing operations and support new business initiatives for at least the next fiscal year,” said Julia A. Pulzone, SPACEHAB Chief Financial Officer. “We expect to utilize existing cash and any potential payment from NASA to support strategies to improve profitability, support new business initiatives, and reduce debt.”

In July 2003 the Company submitted a detailed claim in draft to NASA for recovery of its RDM investment in the amount of $87.0 million. The claim is anticipated to be revised in the first quarter of fiscal year 2004 to incorporate the findings of the Columbia Accident Investigation Board, and upon revision will be re-filed with NASA. The Company believes it has a basis for recovery of the loss from NASA but there can be no assurances as to the timing or the amount, if any, to be received from the claim. Upon resolution of the claim, any proceeds from NASA would be recorded in the period in which the claim is resolved.

Update of Ongoing Operations

“Fiscal 2003 was a year of challenges and I am pleased with how we have responded,” stated Michael E. Kearney, President and Chief Executive Officer. “During the fiscal year we maintained a strong, although lower, annual revenue base despite delays in the Space Shuttle mission schedule. Until such time as NASA resumes regular Space Shuttle flights, which is currently reported to be no earlier than March 2004, we remain focused on supporting three upcoming Space Station missions and leveraging our leadership role in space services to pursue new business opportunities. We are committed to reducing costs and growing our business base.”

The SPACEHAB Flight Services (SFS) business unit is continuing operations, supporting three of the next five planned Space Shuttle missions. SPACEHAB is in negotiations with NASA and Boeing on the value of equitable adjustments for delays in these missions that will provide additional revenue for contracted preparation activities during the period prior to NASA’s return to flight. During the fourth quarter, SFS personnel completed all STS-107 accident investigation support activities with NASA.

SPACEHAB Government Services (SGS) continues to provide critical services to NASA including support of stowage integration and configuration management for the International Space Station (ISS). The Company is pursuing additional ISS-related opportunities through the submission of proposals for three new five-year contracts. Subsequent to year end, NASA notified the Company that it made the competitive range as a finalist on all three of these procurements. Contract awards are anticipated in October 2003 with a contract start date in January 2004. In addition, SGS and an international team of technical experts submitted a proposal to Lockheed Martin for design and development of multiple cryogenically cooled freezer units to be used onboard the Shuttle, the SPACEHAB module, and the ISS. SPACEHAB recently received notification that this proposal was also deemed to be within the competitive range.

SPACEHAB subsidiary, Astrotech Space Operations, was recently awarded a new contract by NASA to provide payload processing services in support of the AURA mission at Vandenberg Air Force Base, California. In the fourth quarter, Astrotech received two other NASA missions, MESSENGER and Deep Impact. These three contracts further solidify the Company’s growing business base in the government sector. With the successful April 2003 launch of the Boeing-built Asiasat-4 spacecraft, the May 2003 liftoff of HellasSat, the June 2003 launch of the Thuraya D-2 spacecraft by Sea Launch, and the July 2003 launch of the Rainbow 1 Direct Broadcast Satellite, this business unit remains the leading supplier of payload processing services to the commercial business sector.

Non-GAAP Financial Measures

This announcement includes financial measures computed in accordance with Generally Accepted Accounting Principles in the United States (GAAP), as well as certain non-GAAP or “adjusted” results, which exclude certain charges recorded in the third and fourth quarters of fiscal year 2003. Management believes the adjusted results are more indicative of the underlying trend in operations of the Company and will continue to provide adjusted results in addition to reporting earnings in accordance with GAAP.

EBITDA is also included as an additional measure of Company performance. EBITDA includes components that are significant in understanding and assessing our results of operations and cash flows. EBITDA should not be construed as a substitute for net income, determined in accordance with GAAP, as an indicator of operating performance, nor does EDITDA represent cash flow from operating activities. Management believes that EBITDA is relevant and useful information and is disclosing this information to permit a more comprehensive analysis of our operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. The accompanying table presents the reconciliation from GAAP to the adjusted results and calculation of EBITDA.

Conference Call

SPACEHAB will host a conference call on August 28, 2003 at 10:00 a.m. Eastern time to discuss the fourth quarter earnings release. To participate on the call, please register with Haris Tajyar at

818.981.5300. To participate via the Internet, visit the Investor Relations section of the SPACEHAB website at www.spacehab.com. A taped replay will be available immediately following the conference call and accessible via access code 18722179 until 11:59 p.m. Eastern time on August 29, 2003 at 800.252.6030 (domestic calls) or 402.220.2491 (international calls). An audio archived webcast of the conference call will be available on the Company website for 90 days.

About SPACEHAB, Inc.

With approximately $100 million in annual revenue, SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial space services. The Company develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for space station resupply and research purposes. Its Government Services business unit provides Space Station and Space Shuttle support services including orbiter crew compartment integration, stowage, and configuration management to NASA’s Johnson Space Center in Houston. SPACEHAB’s Astrotech subsidiary provides commercial satellite processing services at facilities in California and Florida. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Such risks and uncertainties include, but are not limited to, whether the Company will fully realize the economic benefits under its NASA and other customer contracts, the timing and mix of Space Shuttle missions, the impact of the recent Columbia tragedy on the Company’s existing and future business operations, the amount of any indemnification payments the Company may receive for its RDM which was lost as part of the Columbia tragedy, the successful development and commercialization of new space assets, technological difficulties, product demand, timing of new contracts, launches and business, market acceptance risks, the effect of economic conditions, uncertainty in government funding, the impact of competition, and other risks detailed in the Company’s Securities and Exchange Commission filings. The Company assumes no obligation to update these forward-looking statements.

For more information, contact:

Haris Tajyar	Julia A. Pulzone
Managing Partner	Chief Financial Officer
Investor Relations International	SPACEHAB, Inc.—Washington Office
Phone 818.981.5300	Phone 202.488.3500
Fax 818.981.5303	Toll free 888.647.9543
htajyar@irintl.com	pulzone@hqspacehab.com

Tables follow

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Year Ended June 30,
(in thousands, except share data)	2003	2002	2003	2002
Revenue	$13,688	$28,043	$94,963	$102,773
Costs of revenue	12,275	23,164	78,791	81,767

Gross profit	1,413	4,879	16,172	21,006

Operating expenses
Selling, general and administrative	3,869	3,913	13,098	18,737
Research and development	13	92	118	383
Nonrecurring charge	—	—	50,268	—
Asset impairment	16,143	—	16,143	—
Goodwill impairment	—	—	11,925	—
Loss on subleases	—	770	—	770

Total operating expenses	20,025	4,775	91,552	19,890

Income (loss) from operations	(18,612)	104	(75,380)	1,116
Interest expense, net of capitalized amounts	(1,702)	(2,502)	(7,243)	(6,683)
Interest and other income, net	47	24	(9)	1,150

Loss before income taxes	(20,267)	(2,374)	(82,632)	(4,417)
Income tax benefit	130	2,133	857	2,050

Net loss	$(20,137)	$(241)	$(81,775)	$(2,367)

Basic and diluted net loss per share:
Net loss per share—basic and diluted	$(1.63)	$(0.02)	$(6.66)	$(0.20)

Shares used in computing net loss per share—basic and diluted	12,353,587	12,087,269	12,285,467	11,884,309

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Year Ended June 30,
(in thousands)	2003	2002	2003	2002
GAAP Net loss	$(20,137)	$(241)	$(81,775)	$(2,367)
Nonrecurring charge	—	—	50,268	—
Asset impairment	16,143	—	16,143	—
Goodwill impairment	—	—	11,925	—
Loss on subleases	—	770	—	770

Adjusted net income (loss)	$(3,994)	$529	$(3,439)	$(1,597)

	Three Months Ended June 30,		Year Ended June 30,
	2003	2002	2003	2002
GAAP Income (loss) from operations	$(18,612)	$104	$(75,380)	$1,116
Nonrecurring charge	—	—	50,268	—
Asset impairment	16,143	—	16,143	—
Goodwill impairment	—	—	11,925	—
Loss on subleases	—	770	—	770

Adjusted income (loss) from operations	$(2,469)	$874	$2,956	$1,886

	Three Months Ended June 30,		Year Ended June 30,
	2003	2002	2003	2002
GAAP Income (loss) from operations	$(18,612)	$104	$(75,380)	$1,116
Depreciation and amortization	1,542	3,021	8,924	12,684
Nonrecurring charge	—	—	50,268	—
Asset impairment	16,143	—	16,143	—
Goodwill impairment	—	—	11,925	—
Loss on subleases	—	770	—	770

EBITDA	$(927)	$3,895	$11,880	$14,570

Selected Financial Data by Segment (Unaudited)

(In thousands)	Year Ended June 30,
	2003	2002
Revenue
SPACEHAB Flight Services	$46,757	$51,374
SPACEHAB Government Services	34,742	40,785
Astrotech Space Operations	12,410	9,936
Space Media, Inc.	1,054	678
All Other	—	—

Total Revenue	$94,963	$102,773

Income (loss) before income taxes
SPACEHAB Flight Services	$(75,005)	$(3,916)
SPACEHAB Government Services	(9,879)	183
Astrotech Space Operations	2,406	2,842
Space Media, Inc.	(154)	(1,591)
All Other	—	(1,935)

Income (loss) before income taxes	$(82,632)	$(4,417)

SPACEHAB, INCORPORATED AND SUSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2003	June 30, 2002
ASSETS
Cash, restricted cash and investments	$15,348	$2,694
Accounts receivable, net	6,780	13,802
Property, plant and equipment, net	83,689	175,851
Goodwill, net	8,274	20,294
Other assets, net	7,265	8,185

Total assets	$121,356	$220,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	15,629	17,392
Notes payable, current	4,222	6,185
Deferred revenue	7,370	15,405
Convertible notes payable	63,250	63,250
Other long term debt	16,806	20,176
Other long term liabilities and deferred revenue	8,989	9,998
Minority interest	—	750
Stockholders’ equity	5,090	87,670

Total liabilities and stockholders’ equity	$121,356	$220,826

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